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                                                                    EXHIBIT 3.17

                            ARTICLES OF ORGANIZATION
                                       OF
                           RENT-A-CENTER TEXAS, L.L.C.

         The undersigned, a natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under Chapter 86 of the Nevada Revised Statutes, as amended ("NRS 86"), does hereby adopt the following Articles of Organization.

                                   ARTICLE ONE

         The name of the limited liability company is Rent-A-Center Texas, L.L.C. (the "COMPANY").

                                   ARTICLE TWO

         The street address of the initial resident agent of the Company is 6100 Neil Road, Suite 500, Reno, Nevada 89511 and the name of the initial resident agent at such address is The Corporation Trust Company of Nevada.

                                  ARTICLE THREE

         The period of duration for the Company is perpetual.

                                  ARTICLE FOUR

         The Company shall initially be managed by two managers. The names and addresses of the initial managers are as follows:

                     Name                      Address
                     Mark E. Speese            5700 Tennyson Parkway
                                               Third Floor
                                               Plano, Texas 75024

                     Mitchell E. Fadel         5700 Tennyson Parkway
                                               Third Floor
                                               Plano, Texas 75024

                                  ARTICLE FIVE

         To the full extent permitted by Nevada law, the Company may and has the power to indemnify and hold harmless any member, manager, officer or other person on the terms and conditions as set forth in the Company's Operating Agreement.

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                                   ARTICLE SIX

         The name and address of the organizer is Thomas W. Hughes, c/o Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270.

         IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 2002.

                                            /s/ THOMAS W. HUGHES
                                            ------------------------------------
                                            Thomas W. Hughes, Organizer

                                        2

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                                   CERTIFICATE
                          OF ACCEPTANCE OF APPOINTMENT
                                       OF
                                 RESIDENT AGENT

         In the matter of Rent-A-Center Texas, L.L.C., the undersigned hereby states that on November 25, 2002, the undersigned accepted the appointment as resident agent for the above named business entity.

         The street address of the resident agent in the state of Nevada is as follows:

                              6100 Neil Road, Suite 500
                              Reno, Nevada  89511

Date: November 25, 2002                    THE CORPORATION TRUST
                                           COMPANY OF NEVADA

                                           By: /s/ FAYE MARTIN
                                               ---------------------------------
                                               Faye Martin
                                               Assistant Secretary
                                               On behalf of RIA Company (Dallas)